EXHIBIT 99.1

NEWS RELEASE

LivaNova Reports Second-Quarter 2023 Results

London, July 26, 2023 – LivaNova PLC (Nasdaq: LIVN), a market-leading medical technology company, today reported results for the quarter ended June 30, 2023 and raised full-year 2023 guidance.
Financial Summary and Highlights1
•Second-quarter revenue of $293.9 million increased 15.6% on a reported basis and increased 16.4% on a constant-currency basis, as compared to the prior-year period
•Second quarter U.S. GAAP diluted earnings per share was $0.02 and adjusted diluted earnings per share was $0.78
•Randomized 150th bipolar depression patient in RECOVER clinical study and initiated interim analyses
•Effective May 12, Stephanie Bolton named President of Global Epilepsy following 12 years of LivaNova service, most recently as President of LivaNova's International Region
“In the second quarter, LivaNova improved profitability and delivered strong revenue growth across all regions,” said Bill Kozy, Interim Chief Executive Officer and Board Chair of LivaNova. "Our performance reflects the effectiveness of our execution in both the Cardiopulmonary and Neuromodulation businesses. I look forward to continuing to work alongside our experienced executive leadership team and colleagues with a focus on patients, performance and execution."

1 Constant-currency percent change, adjusted operating income, adjusted diluted earnings per share and adjusted free cash flow are non-GAAP measures. For an explanation of these and other non-GAAP measures used in this release, see the section entitled "Use of Non-GAAP Financial Measures." For reconciliations of certain non-GAAP measures, see the tables that accompany this press release.

Second-Quarter 2023 Results
The following table summarizes revenue for the second quarter of 2023 by segment (in millions):

	Three Months Ended June 30,		% Change	Constant-Currency % Change[2]
	2023	2022
Cardiopulmonary	$150.6	$125.8	19.7%	20.9%
Neuromodulation	133.2	117.8	13.1%	13.5%
Advanced Circulatory Support	9.4	9.4	0.7%	0.7%
Other	0.7	1.2	(42.5)%	(43.7)%
Total Net Revenue	$293.9	$254.2	15.6%	16.4%
•Numbers may not add precisely due to rounding.

Cardiopulmonary revenue increased 20.9%2 versus the second quarter of 2022 with growth across all regions, driven by strong oxygenator demand and increased heart-lung machine placements.
Neuromodulation revenue increased 13.5%2 versus the second quarter of 2022. This increase was driven by growth in new and replacement implants across all regions.
Advanced Circulatory Support (ACS) revenue increased 0.7%2 compared to the second quarter of 2022.
Earnings Analysis
On a U.S. GAAP basis, second quarter 2023 operating income was $17.4 million, as compared to $31.8 million for the second quarter of 2022. Adjusted operating income for the second quarter of 2023 was $49.5 million, as compared to $33.4 million for the second quarter of 2022.
On a U.S. GAAP basis, second-quarter 2023 diluted earnings per share was $0.02, as compared to $0.30 in the second quarter of 2022. Second-quarter 2023 adjusted diluted earnings per share was $0.78, as compared to $0.53 in the second quarter of 2022.

2 Constant-currency percent change excludes the impact from fluctuations in the various currencies in which the Company operates as compared to reported percent change. Constant-currency percent change is a non-GAAP metric. For an explanation of this and other non-GAAP metrics used in this release, see the section entitled "Use of Non-GAAP Financial Measures."

Full-Year 2023 Guidance
LivaNova now expects revenue for full-year 2023 to grow between 8% and 10% on a constant-currency basis. Foreign currency is expected to be a 1% tailwind based on current rates.
Adjusted diluted earnings per share for 2023 are now expected to be in the range of $2.55 to $2.75, assuming a fully diluted share count of 54 million for full-year 2023. The Company now estimates that adjusted free cash flow will be in the range of $85 to $105 million.
As discussed further below, the Company is unable to predict with a reasonable degree of certainty the type and extent of certain items that would be expected to impact GAAP measures but would not impact the non-GAAP measures. Accordingly, the Company is unable to reconcile the forward-looking non-GAAP financial measures included in this section to their most directly comparable forward-looking GAAP financial measures without unreasonable efforts.
Webcast and Conference Call Instructions
The Company will host a live audiocast at 1 p.m. London time (8 a.m. Eastern Time) on Wednesday, July 26, 2023 that will be accessible at www.livanova.com/events. Listeners should register in advance and log on approximately 10 minutes early to ensure proper setup. To listen to the conference call by telephone, dial +1 833 470 1428 (if dialing from within the U.S.) or +1 929 526 1599 (if dialing from outside the U.S.). The conference call access code is 024743. Within 24 hours of the audiocast, a replay will be available at www.livanova.com/events, where it will be archived and accessible for approximately 90 days.
About LivaNova
LivaNova PLC is a global medical technology company built on nearly five decades of experience and a relentless commitment to provide hope for patients and their families through medical technologies, delivering life-changing improvements for both the Head and Heart. Headquartered in London, LivaNova employs approximately 2,900 employees and has a presence in more than 100 countries for the benefit of patients, healthcare professionals and healthcare systems worldwide. For more information, please visit www.livanova.com.

Use of Non-GAAP Financial Measures
In this press release, management has disclosed financial measurements that present financial information not in accordance with GAAP. Company management uses these measurements as aids in monitoring the Company’s ongoing financial performance from quarter to quarter and year to year on a regular basis and for benchmarking against other medical technology companies. Non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. These non-GAAP financial measures should be considered along with, but not as alternatives to, operating performance measures as prescribed by GAAP.
Unless otherwise noted, all revenue growth rates in this release reflect comparable, constant-currency percent change. Management believes that referring to comparable, constant-currency percent change is the most useful way to evaluate the revenue performance of LivaNova and to compare the revenue performance of current periods to prior periods on a consistent basis. Constant-currency percent change, a non-GAAP financial measure, measures the change in revenue between current and prior-year periods using average exchange rates in effect during the applicable prior-year period.
LivaNova calculates forward-looking non-GAAP financial measures based on internal forecasts that omit certain amounts that would be included in GAAP financial measures. For example, forward-looking net revenue growth projections are estimated on a constant-currency basis and exclude the impact of foreign currency fluctuations. Forward-looking non-GAAP adjusted diluted earnings per share guidance exclude other items such as, but not limited to, changes in fair value of derivatives and contingent consideration arrangements and asset impairment charges that would be included in comparable GAAP financial measures. The most directly comparable GAAP measure for constant-currency net revenue, non-GAAP adjusted tax rate and adjusted diluted earnings per share are net revenue, the effective tax rate and earnings per share, respectively. The most directly comparable GAAP measure for adjusted free cash flow is net cash provided by operating activities. However, non-GAAP financial adjustments on a forward-looking basis are subject to uncertainty and variability as they are dependent on many factors, including but not limited to, the effect of foreign currency exchange fluctuations, impacts from potential acquisitions or divestitures, the ultimate outcome of legal proceedings, gains or losses on the potential sale of businesses or other assets, restructuring costs, merger and integration activities, changes in fair value of derivatives and contingent consideration arrangements, asset impairment charges and the tax impact of the aforementioned items, tax law changes or other tax matters. Accordingly, forward-looking GAAP financial measures and reconciliations to the most directly comparable forward-looking GAAP financial measures are not available without unreasonable effort.

The Company also believes adjusted financial measures such as adjusted gross profit percentage, adjusted selling, general and administrative expense, adjusted research and development expense, adjusted other operating expense, adjusted operating income, adjusted income tax expense, adjusted net income and adjusted diluted earnings per share, are measures by which LivaNova generally uses to facilitate management review of the operational performance of the company, to serve as a basis for strategic planning and to assist in the design of compensation incentive plans. Additionally, the Company also uses the non-GAAP liquidity measure adjusted free cash flow. Furthermore, adjusted financial measures allow investors to evaluate the Company’s core performance for different periods on a more comparable and consistent basis, and with other entities in the medical technology industry by adjusting for items that are not related to the ongoing operations of the Company or incurred in the ordinary course of business.
Safe Harbor Statement
Certain statements in this press release, other than statements of historical or current fact, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act and Section 21E of the Exchange Act. These statements include, but are not limited to, LivaNova’s plans, objectives, strategies, financial performance and outlook, trends, the amount and timing of future cash distributions, prospects or future events and involve known and unknown risks that are difficult to predict. As a result, the Company’s actual financial results, performance, achievements or prospects may differ materially from those expressed or implied by these forward-looking statements. Generally, you can identify forward-looking statements by the use of words such as “may,” “could,” “seek,” “guidance,” “predict,” “potential,” “likely,” “believe,” “will,” “should,” “expect,” “anticipate,” “estimate,” “plan,” “intend,” “forecast,” “foresee” or variations of these terms and similar expressions, or the negative of these terms or similar expressions. Such forward-looking statements are necessarily based on estimates and assumptions that, while considered reasonable by LivaNova and its management based on their knowledge and understanding of the business and industry, are inherently uncertain. These statements are not guarantees of future performance, and stockholders should not place undue reliance on forward-looking statements. There are a number of risks, uncertainties and other important factors, many of which are beyond the Company’s control, that could cause the Company’s actual results to differ materially from the forward-looking statements contained in this press release, and include, but are not limited to, the following risks and uncertainties: risks related to reductions, interruptions or increasing costs related to the supply of raw materials and components and the distribution of finished products, including as a result of inflation, war and extreme weather; volatility in the global market and worldwide economic conditions, including as caused by the invasion of Ukraine, inflation, foreign exchange fluctuations, changes to existing trade agreements and relationships between the U.S. and other countries including the implementation of sanctions; changes in technology, including the development of superior or alternative technology or devices by competitors and/or competition from providers of alternative medical therapies; failure to obtain approvals or reimbursement in relation to the Company’s products; failure to establish, expand or maintain market acceptance of the Company’s products for the treatment of the Company’s approved indications; failure to develop and commercialize new products and the rate and degree of market acceptance of such products; unfavorable results from clinical studies or failure to meet milestones; failure to comply with, or changes in, laws, regulations or administrative practices affecting government regulation of the Company’s products; risks relating to recalls, enforcement actions or product liability claims; changes or reduction in reimbursement for the Company’s products or failure to comply with rules relating to reimbursement of healthcare goods and services; cyber-attacks or other disruptions to the Company’s information technology systems or those of third parties with which the Company interacts; costs of complying with privacy and security of personal information requirements and laws; failure to comply with anti-bribery laws; risks associated with environmental laws and regulations as well as environmental liabilities, violations, protest voting and litigation; losses or costs from pending or future lawsuits and governmental investigations, including in the case of the Company’s 3T Heater-Cooler and SNIA litigations; product liability, intellectual property, shareholder-related, environmental-related, income tax and other litigation, disputes, losses and costs; failure to retain key personnel, prevent labor shortages, or manage labor costs; the failure of the Company’s R&D efforts to keep up with the rapid pace of technological development in the medical device industry; the impact of climate change and the risk of environmental, social and governance pressures from internal and external stakeholders; the risk of quality concerns and the impacts thereof; failure to protect the Company’s proprietary intellectual property; the potential loss of funds resulting from recent and potential future bank failures; failure of new acquisitions to further the Company’s strategic objectives or strengthen the Company’s existing businesses; the potential for impairments of intangible assets and goodwill; risks relating to the Company’s indebtedness including under the exchangeable senior notes, the Company’s revolving credit facility and the Company’s 2022 Term Facilities, as defined herein; effectiveness of the Company’s internal controls over financial reporting; changes in the Company’s profitability and/or failure to manage costs and expenses; fluctuations in future quarterly operating results and/or variations in revenue and operating expenses relative to estimates; changes in tax laws and regulations, including exposure to additional income tax liabilities; and other unknown or unpredictable factors that could harm the Company’s financial performance.
The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties that affect the Company’s business, including those described in the “Risk Factors” section of Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other documents filed from time to time with the United States Securities and Exchange Commission by LivaNova.

We caution you not to place undue reliance on any forward-looking statements, which are made only as of the date of this press release. The Company does not undertake or assume any obligation to update publicly any of the forward-looking statements in this press release to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable law. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

Briana Gotlin
Director, Investor Relations
Phone: +1 281 895 2382
e-mail: InvestorRelations@livanova.com

LIVANOVA PLC
NET REVENUE
(U.S. dollars in millions)
	Three Months Ended June 30,
	2023	2022	% Change	Constant-Currency % Change (1)
Cardiopulmonary
US	$46.7	$37.9	23.4%	23.4%
Europe (2)	39.2	33.2	18.1%	15.7%
Rest of World	64.7	54.8	18.1%	22.3%
Total	150.6	125.8	19.7%	20.9%
Neuromodulation
US	104.1	91.4	13.8%	13.8%
Europe (2)	15.1	13.7	10.3%	10.2%
Rest of World	14.0	12.7	10.6%	14.6%
Total	133.2	117.8	13.1%	13.5%
Advanced Circulatory Support
US	9.2	8.8	4.6%	4.6%
Europe (2)	0.2	0.5	NM	NM
Rest of World	0.1	0.1	NM	NM
Total	9.4	9.4	0.7%	0.7%
Other Revenue (3)
US	—	—	N/A	N/A
Europe (2)	—	—	N/A	N/A
Rest of World	0.7	1.2	(42.5)%	(43.7)%
Total	0.7	1.2	(42.5)%	(43.7)%
Totals
US	160.0	138.1	15.9%	15.9%
Europe (2)	54.5	47.4	15.0%	13.2%
Rest of World	79.5	68.7	15.7%	19.7%
Total	$293.9	$254.2	15.6%	16.4%

(1)	Constant-currency growth, a non-GAAP financial measure, measures the change in revenue between current and prior-year periods using average exchange rates in effect during the applicable prior-year period.
(2)	Includes countries in Europe where the Company has a direct sales presence. Countries where sales are made through distributors are included in “Rest of World.”
(3)	Other revenue primarily includes rental income not allocated to segments.
NM	Indicates that variance as a percentage is not meaningful.
The revenue results presented are unaudited. Numbers may not add precisely due to rounding.

LIVANOVA PLC
NET REVENUE
(U.S. dollars in millions)
	Six Months Ended June 30,
	2023	2022	% Change	Constant-Currency % Change (1)
Cardiopulmonary
US	$82.8	$76.0	9.0%	9.0%
Europe (2)	75.5	65.2	15.7%	17.4%
Rest of World	124.4	101.7	22.3%	28.1%
Total	282.7	242.9	16.4%	19.3%
Neuromodulation
US	198.6	178.6	11.1%	11.1%
Europe (2)	28.4	26.2	8.6%	12.1%
Rest of World	26.9	23.2	16.1%	21.5%
Total	253.9	228.0	11.4%	12.3%
Advanced Circulatory Support
US	18.9	19.8	(4.5)%	(4.5)%
Europe (2)	0.2	1.1	NM	NM
Rest of World	0.2	0.2	NM	NM
Total	19.3	21.0	(8.4)%	(8.4)%
Other Revenue (3)
US	—	—	N/A	N/A
Europe (2)	—	—	N/A	N/A
Rest of World	1.5	2.4	(38.4)%	(37.5)%
Total	1.5	2.4	(38.4)%	(37.5)%
Totals
US	300.2	274.4	9.4%	9.4%
Europe (2)	104.1	92.5	12.5%	14.7%
Rest of World	153.0	127.5	20.0%	25.6%
Total	$557.3	$494.3	12.7%	14.6%

(1)	Constant-currency growth, a non-GAAP financial measure, measures the change in revenue between current and prior-year periods using average exchange rates in effect during the applicable prior-year period.
(2)	Includes countries in Europe where the Company has a direct sales presence. Countries where sales are made through distributors are included in “Rest of World.”
(3)	Other revenue primarily includes rental income not allocated to segments.
NM	Indicates that variance as a percentage is not meaningful.
The revenue results presented are unaudited. Numbers may not add precisely due to rounding.

LIVANOVA PLC AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED
(U.S. dollars in millions, except per share amounts)

	Three Months Ended June 30,
	2023	2022	% Change
Net revenue	$293.9	$254.2
Cost of sales	88.7	69.8
Gross profit	205.2	184.4	11.3%
Operating expenses:
Selling, general and administrative	125.9	116.5
Research and development	51.1	34.2
Other operating expense	10.8	1.9
Operating income	17.4	31.8	(45.3)%
Interest expense	(14.8)	(14.4)
Foreign exchange and other income/(expense)	2.7	1.6
Income before tax	5.3	19.0	(72.2)%
Income tax expense	4.1	2.5
Net income	$1.2	$16.4	(93.0)%

Basic income per share	$0.02	$0.31
Diluted income per share	$0.02	$0.30

Weighted average common shares outstanding:
Basic	53.8	53.5
Diluted	54.0	54.1

Numbers may not add precisely due to rounding.

Adjusted Financial Measures (U.S. dollars in millions, except per share amounts)

	Adjusted (1) Three Months Ended June 30,
	2023	2022	% Change
Adjusted SG&A	$113.1	$101.1	11.9%
Adjusted R&D	47.9	41.8	14.8%
Adjusted operating income	49.5	33.4	48.4%
Adjusted net income	41.9	28.6	46.9%
Adjusted diluted earnings per share	$0.78	$0.53	47.1%

(1)	Adjusted financial measures are non-GAAP measures and exclude specified items as described and reconciled in the “Reconciliation of GAAP to non-GAAP Financial Measures” contained in the press release.

Statistics (as a % of net revenue, except for income tax rate)

	GAAP Three Months Ended June 30,		Adjusted (1) Three Months Ended June 30,
	2023	2022	2023	2022
Gross profit	69.8%	72.5%	71.6%	69.3%
SG&A	42.8%	45.8%	38.5%	39.8%
R&D	17.4%	13.5%	16.3%	16.4%
Operating income	5.9%	12.5%	16.8%	13.1%
Net income	0.4%	6.5%	14.3%	11.2%
Income tax rate	77.6%	13.2%	9.5%	4.8%

(1)	Adjusted financial measures are non-GAAP measures and exclude specified items as described and reconciled in the “Reconciliation of GAAP to non-GAAP Financial Measures” contained in the press release.

LIVANOVA PLC AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED
(U.S. dollars in millions, except per share amounts)

	Six Months Ended June 30,
	2023	2022	% Change
Net revenue	$557.3	$494.3
Cost of sales	178.0	141.5
Gross profit	379.3	352.8	7.5%
Operating expenses:
Selling, general and administrative	250.0	235.0
Research and development	101.1	75.1
Other operating expenses	13.1	1.4
Operating income	15.0	41.3	(63.6)%
Interest expense	(28.2)	(22.2)
Foreign exchange and other income/(expense)	28.3	5.5
Income before tax	15.0	24.6	(38.8)%
Income tax expense	6.5	5.1
Losses from equity method investments	(0.1)	(0.1)
Net income	$8.5	$19.4	(56.1)%

Basic income per share	$0.16	$0.36
Diluted income per share	$0.16	$0.36

Weighted average common shares outstanding:
Basic	53.7	53.4
Diluted	53.9	54.1

Numbers may not add precisely due to rounding.

Adjusted Financial Measures (U.S. dollars in millions, except per share amounts)

	Adjusted (1) Six Months Ended June 30,
	2023	2022	% Change
Adjusted SG&A	$221.4	$203.0	9.0%
Adjusted R&D	94.1	81.8	15.0%
Adjusted operating income	76.3	61.7	23.6%
Adjusted net income	65.3	54.6	19.6%
Adjusted diluted earnings per share	$1.21	$1.01	20.1%

(1)	Adjusted financial measures are non-GAAP measures and exclude specified items as described and reconciled in the “Reconciliation of GAAP to non-GAAP Financial Measures” contained in the press release.

Statistics (as a % of net revenue, except for income tax rate)

	GAAP Six Months Ended June 30,		Adjusted (1) Six Months Ended June 30,
	2023	2022	2023	2022
Gross profit	68.1%	71.4%	70.3%	70.1%
SG&A	44.9%	47.5%	39.7%	41.1%
R&D	18.1%	15.2%	16.9%	16.6%
Operating income	2.7%	8.3%	13.7%	12.5%
Net income	1.5%	3.9%	11.7%	11.0%
Income tax rate	43.0%	20.6%	8.4%	6.0%

(1)	Adjusted financial measures are non-GAAP measures and exclude specified items as described and reconciled in the “Reconciliation of GAAP to non-GAAP Financial Measures” contained in the press release.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES - UNAUDITED (U.S. dollars in millions, except per share amounts)
		Specified Items
Three Months Ended June 30, 2023	GAAP Financial Measures	Merger and Integration Expenses (A)	Restructuring Expenses (B)	Depreciation and Amortization Expenses (C)	Financing Transactions (D)	Contingent Consideration (E)	Certain Legal & Regulatory Costs (F)	Stock-based Compensation Costs (G)	Certain Tax Adjustments (H)	Certain Interest Adjustments (I)	Adjusted Financial Measures
Cost of sales	$88.7	$—	$—	$(3.7)	$—	$(1.5)	$—	$0.0	$—	$—	$83.4
Gross profit percent	69.8%	—%	—%	1.3%	—%	0.5%	—%	—%	—%	—%	71.6%
Selling, general and administrative	125.9	—	—	(2.9)	—	—	(5.3)	(4.6)	—	—	113.1
Selling, general and administrative as a percent of net revenue	42.8%	—%	—%	(1.0)%	—%	—%	(1.8)%	(1.6)%	—%	—%	38.5%
Research and development	51.1	—	—	—	—	(1.0)	(1.2)	(1.1)	—	—	47.9
Research and development as a percent of net revenue	17.4%	—%	—%	—%	—%	(0.3)%	(0.4)%	(0.4)%	—%	—%	16.3%
Other operating expense	10.8	0.2	(0.2)	—	—	—	(10.8)	—	—	—	—
Operating income	17.4	(0.2)	0.2	6.6	—	2.5	17.3	5.7	—	—	49.5
Operating margin percent	5.9%	(0.1)%	0.1%	2.2%	—%	0.9%	5.9%	1.9%	—%	—%	16.8%
Income tax expense	4.1	—	—	0.4	—	—	0.1	(0.3)	0.2	(0.2)	4.4
Income tax rate	77.6%	—%	—%	6.6%	—%	—%	0.7%	(4.5)%	N/A	(2.1)%	9.5%
Net income	1.2	(0.2)	0.2	6.1	1.4	2.5	17.2	6.0	(0.2)	7.8	41.9
Net income as a percent of net revenue	0.4%	(0.1)%	0.1%	2.1%	0.5%	0.9%	5.9%	2.0%	(0.1)%	2.6%	14.3%
Diluted EPS	$0.02	$—	$—	$0.11	$0.03	$0.05	$0.32	$0.11	$—	$0.14	$0.78

GAAP results for the three months ended June 30, 2023 include:
(A)	Merger and integration expenses related to the acquisition of ALung Technologies, Inc.
(B)	Restructuring expenses related to organizational changes
(C)	Includes depreciation and amortization associated with purchase price accounting
(D)	Mark-to-market adjustments for the exchangeable option feature and capped call derivatives
(E)	Remeasurement of contingent consideration related to acquisitions
(F)	3T Heater-Cooler litigation provision, legal expenses primarily related to 3T Heater-Cooler defense, costs related to the SNIA matter and Medical Device Regulation ("MDR") costs
(G)	Non-cash expenses associated with stock-based compensation costs
(H)	Discrete tax items, R&D tax credits and the tax impact of intercompany transactions
(I)	Non-cash interest expense on the Cash Exchangeable Senior Notes and 2021 Revolving Credit Facility, interest expense on the Term Facilities and interest income on the collateral for the SNIA litigation guarantee and delayed draw on Term Facilities
Numbers may not add precisely due to rounding.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES - UNAUDITED (U.S. dollars in millions, except per share amounts)
		Specified Items
Three Months Ended June 30, 2022	GAAP Financial Measures	Merger and Integration Expenses (A)	Restructuring Expenses (B)	Depreciation and Amortization Expenses (C)	Financing Transactions (D)	Contingent Consideration (E)	Certain Legal & Regulatory Costs (F)	Stock-based Compensation Costs (G)	Certain Tax Adjustments (H)	Certain Interest Adjustments (I)	Adjusted Financial Measures
Cost of sales	$69.8	$—	$—	$(3.7)	$—	$12.5	$—	$(0.6)	$—	$—	$78.0
Gross profit percent	72.5%	—%	—%	1.5%	—%	(4.9)%	—%	0.2%	—%	—%	69.3%
Selling, general and administrative	116.5	—	—	(2.9)	—	—	(4.8)	(7.8)	—	—	101.1
Selling, general and administrative as a percent of net revenue	45.8%	—%	—%	(1.1)%	—%	—%	(1.9)%	(3.1)%	—%	—%	39.8%
Research and development	34.2	—	—	—	—	11.1	(0.5)	(3.2)	—	—	41.8
Research and development as a percent of net revenue	13.5%	—%	—%	—%	—%	4.4%	(0.2)%	(1.2)%	—%	—%	16.4%
Other operating expense	1.9	(0.2)	(0.6)	—	—	—	(1.1)	—	—	—	—
Operating income	31.8	0.2	0.6	6.6	—	(23.6)	6.3	11.5	—	—	33.4
Operating margin percent	12.5%	0.1%	0.2%	2.6%	—%	(9.3)%	2.5%	4.5%	—%	—%	13.1%
Income tax expense	2.5	—	—	0.4	—	—	0.4	0.1	(2.1)	—	1.4
Income tax rate	13.2%	—%	3.3%	6.6%	—%	—%	6.8%	1.2%	N/A	—%	4.8%
Net income	16.4	0.2	0.6	6.1	(1.5)	(23.6)	5.9	11.4	2.1	10.9	28.6
Net income as a percent of net revenue	6.5%	0.1%	0.2%	2.4%	(0.6)%	(9.3)%	2.3%	4.5%	0.8%	4.3%	11.2%
Diluted EPS	$0.30	$—	$0.01	$0.11	$(0.03)	$(0.44)	$0.11	$0.21	$0.04	$0.20	$0.53

GAAP results for the three months ended June 30, 2022 include:
(A)	Merger and integration expenses related to the acquisition of ALung Technologies, Inc.
(B)	Restructuring expenses related to organizational changes
(C)	Includes depreciation and amortization associated with purchase price accounting
(D)	Mark-to-market adjustment for the exchangeable option feature and capped call derivatives
(E)	Remeasurement of contingent consideration related to acquisitions
(F)	3T Heater-Cooler litigation provision, legal expenses primarily related to 3T Heater-Cooler defense, costs related to the SNIA matter and MDR costs
(G)	Non-cash expenses associated with stock-based compensation costs
(H)	Discrete tax items, R&D tax credits and the tax impact of intercompany transactions
(I)	Non-cash interest expense on the Cash Exchangeable Senior Notes and 2021 Revolving Credit Facility, and interest expense on the 2022 Bridge Loan
Numbers may not add precisely due to rounding.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES - UNAUDITED (U.S. dollars in millions, except per share amounts)
		Specified Items
Six Months Ended June 30, 2023	GAAP Financial Measures	Merger and Integration Expenses (A)	Restructuring Expenses (B)	Depreciation and Amortization Expenses (C)	Financing Transactions (D)	Contingent Consideration (E)	Certain Legal & Regulatory Costs (F)	Stock-based Compensation Costs (G)	Certain Tax Adjustments (H)	Certain Interest Adjustments (I)	Adjusted Financial Measures
Cost of sales	$178.0	$—	$—	$(7.4)	$—	$(4.6)	$—	$(0.5)	$—	$—	$165.6
Gross profit percent	68.1%	—%	—%	1.3%	—%	0.8%	—%	0.1%	—%	—%	70.3%
Selling, general and administrative	250.0	—	—	(5.8)	—	—	(9.8)	(13.1)	—	—	221.4
Selling, general and administrative as a percent of net revenue	44.9%	—%	—%	(1.0)%	—%	—%	(1.8)%	(2.4)%	—%	—%	39.7%
Research and development	101.1	—	—	0.1	—	(2.7)	(1.7)	(2.7)	—	—	94.1
Research and development as a percent of net revenue	18.1%	—%	—%	—%	—%	(0.5)%	(0.3)%	(0.5)%	—%	—%	16.9%
Other operating expense	13.1	(0.1)	(0.9)	—	—	—	(12.2)	—	—	—	—
Operating income	15.0	0.1	0.9	13.0	—	7.3	23.6	16.3	—	—	76.3
Operating margin percent	2.7%	—%	0.2%	2.3%	—%	1.3%	4.2%	2.9%	—%	—%	13.7%
Income tax expense	6.5	—	—	0.9	—	—	0.5	0.2	(2.1)	—	6.0
Income tax rate	43.0%	—%	—%	6.6%	—%	—%	2.3%	1.0%	N/A	—%	8.4%
Net income	8.5	0.1	0.9	12.2	(19.6)	7.3	23.1	16.1	2.1	14.6	65.3
Net income as a percent of net revenue	1.5%	—%	0.2%	2.2%	(3.5)%	1.3%	4.1%	2.9%	0.4%	2.6%	11.7%
Diluted EPS	$0.16	$—	$0.02	$0.23	$(0.36)	$0.14	$0.43	$0.30	$0.04	$0.27	$1.21

GAAP results for the six months ended June 30, 2023 include:
(A)	Merger and integration expenses related to the acquisition of ALung Technologies, Inc.
(B)	Restructuring expenses related to organizational changes
(C)	Includes depreciation and amortization associated with purchase price accounting
(D)	Mark-to-market adjustments for the exchangeable option feature and capped call derivatives
(E)	Remeasurement of contingent consideration related to acquisitions
(F)	3T Heater-Cooler litigation provision, legal expenses primarily related to 3T Heater-Cooler defense, costs related to the SNIA matter and MDR costs
(G)	Non-cash expenses associated with stock-based compensation costs
(H)	Discrete tax items, R&D tax credits and the tax impact of intercompany transactions
(I)	Non-cash interest expense on the Cash Exchangeable Senior Notes and 2021 Revolving Credit Facility, interest expense on the Term Facilities and interest income on the collateral for the SNIA litigation guarantee and delayed draw on Term Facilities
Numbers may not add precisely due to rounding.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES - UNAUDITED (U.S. dollars in millions, except per share amounts)
		Specified Items
Six Months Ended June 30, 2022	GAAP Financial Measures	Merger and Integration Expenses (A)	Restructuring Expenses (B)	Depreciation and Amortization Expenses (C)	Financing Transactions (D)	Contingent Consideration (E)	Certain Legal & Regulatory Costs (F)	Stock-based Compensation Costs (G)	Certain Tax Adjustments (H)	Certain Interest Adjustments (I)	Adjusted Financial Measures
Cost of sales	$141.5	$—	$—	$(7.4)	$—	$14.4	$—	$(0.8)	$—	$—	$147.7
Gross profit percent	71.4%	—%	—%	1.5%	—%	(2.9)%	—%	0.2%	—%	—%	70.1%
Selling, general and administrative	235.0	—	—	(5.8)	—	—	(10.5)	(15.6)	—	—	203.0
Selling, general and administrative as a percent of net revenue	47.5%	—%	—%	(1.2)%	—%	—%	(2.1)%	(3.2)%	—%	—%	41.1%
Research and development	75.1	—	—	0.1	—	12.9	(1.1)	(5.3)	—	—	81.8
Research and development as a percent of net revenue	15.2%	—%	—%	—%	—%	2.6%	(0.2)%	(1.1)%	—%	—%	16.6%
Other operating expense	1.4	(0.2)	(0.5)	—	—	—	(0.7)	—	—	—	—
Operating income	41.3	0.2	0.5	13.1	—	(27.4)	12.3	21.7	—	—	61.7
Operating margin percent	8.3%	—%	0.1%	2.6%	—%	(5.5)%	2.5%	4.4%	—%	—%	12.5%
Income tax expense	5.1	—	—	0.9	—	—	0.8	0.2	(3.5)	—	3.5
Income tax rate	20.6%	—%	4.0%	6.8%	—%	—%	6.3%	1.0%	N/A	—%	6.0%
Net income	19.4	0.2	0.5	12.2	(2.6)	(27.4)	11.5	21.5	3.5	15.7	54.6
Net income as a percent of net revenue	3.9%	—%	0.1%	2.5%	(0.5)%	(5.5)%	2.3%	4.4%	0.7%	3.2%	11.0%
Diluted EPS	$0.36	$—	$0.01	$0.23	$(0.05)	$(0.51)	$0.21	$0.40	$0.06	$0.29	$1.01

GAAP results for the six months ended June 30, 2022 include:
(A)	Merger and integration expenses related to the acquisition of ALung Technologies, Inc.
(B)	Restructuring expenses related to organizational changes
(C)	Includes depreciation and amortization associated with purchase price accounting
(D)	Mark-to-market adjustment for the exchangeable option feature and capped call derivatives
(E)	Remeasurement of contingent consideration related to acquisitions
(F)	3T Heater-Cooler litigation provision, legal expenses primarily related to 3T Heater-Cooler defense, costs related to the SNIA matter and MDR costs
(G)	Non-cash expenses associated with stock-based compensation costs
(H)	Discrete tax items, R&D tax credits and the tax impact of intercompany transactions
(I)	Non-cash interest expense on the Cash Exchangeable Senior Notes and 2021 Revolving Credit Facility, and interest expense on the 2022 Bridge Loan
Numbers may not add precisely due to rounding.

LIVANOVA PLC AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS - UNAUDITED
(U.S. dollars in millions)
	June 30, 2023	December 31, 2022
ASSETS
Current Assets:
Cash and cash equivalents	$222.9	$214.2
Restricted cash	311.4	301.4
Accounts receivable, net of allowance	185.9	183.1
Inventories	156.4	129.4
Prepaid and refundable taxes	26.3	31.7
Prepaid expenses and other current assets	38.8	26.3
Total Current Assets	941.8	886.1
Property, plant and equipment, net	149.6	147.2
Goodwill	779.2	768.8
Intangible assets, net	357.4	368.6
Operating lease assets	34.2	35.8
Investments	21.7	16.3
Deferred tax assets	2.1	1.4
Long-term derivative assets	42.0	54.4
Other assets	13.5	16.2
Total Assets	$2,341.6	$2,294.8
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Current debt obligations	$19.1	$23.4
Accounts payable	78.2	74.3
Accrued liabilities and other	82.0	81.5
Current litigation provision liability	22.4	29.5
Taxes payable	19.8	16.5
Accrued employee compensation and related benefits	66.6	72.2
Total Current Liabilities	288.2	297.4
Long-term debt obligations	568.0	518.1
Contingent consideration	92.6	85.3
Deferred tax liabilities	8.9	8.5
Long-term operating lease liabilities	27.2	29.5
Long-term employee compensation and related benefits	16.7	16.8
Long-term derivative liabilities	53.7	85.7
Other long-term liabilities	45.6	45.8
Total Liabilities	1,100.9	1,087.1
Total Stockholders’ Equity	1,240.6	1,207.6
Total Liabilities and Stockholders’ Equity	$2,341.6	$2,294.8

Numbers may not add precisely due to rounding.

LIVANOVA PLC AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS - UNAUDITED
(U.S. dollars in millions)	Six Months Ended June 30,
	2023	2022
Operating Activities:
Net income	$8.5	$19.4
Adjustments to reconcile net income to net cash provided by operating activities:
Remeasurement of derivative instruments	(25.3)	(5.1)
Stock-based compensation	16.3	21.8
Amortization	12.7	12.9
Depreciation	12.0	11.1
Amortization of debt issuance costs	9.5	11.7
Remeasurement of contingent consideration to fair value	7.3	(27.4)
Amortization of operating lease assets	5.1	4.9
Other	0.2	2.0
Changes in operating assets and liabilities:
Accounts receivable, net	(0.7)	(0.9)
Inventories	(25.4)	(16.5)
Other current and non-current assets	(8.3)	2.8
Accounts payable and accrued current and non-current liabilities	(4.6)	(19.4)
Taxes payable	2.7	0.1
Litigation provision liability	(7.3)	(2.1)
Net cash provided by operating activities	2.8	15.6
Investing Activities:
Purchases of property, plant and equipment	(13.3)	(11.3)
Purchase of investments	(5.4)	(0.8)
Acquisition, net of cash acquired	—	(8.9)
Other	0.6	(0.7)
Net cash used in investing activities	(18.1)	(21.6)
Financing Activities:
Proceeds from long-term debt obligations	50.0	218.3
Repayment of long-term debt obligations	(11.8)	(0.8)
Shares repurchased from employees for minimum tax withholding	(5.8)	(8.2)
Repayments of short-term borrowings (maturities greater than 90 days)	(2.0)	—
Proceeds from share issuances under ESPP	0.6	1.8
Payment of debt issuance costs	—	(2.9)
Other	(0.2)	0.3
Net cash provided by financing activities	30.8	208.6
Effect of exchange rate changes on cash, cash equivalents and restricted cash	3.3	(3.7)
Net increase in cash, cash equivalents and restricted cash	18.7	198.8
Cash, cash equivalents and restricted cash at beginning of period	515.6	208.0
Cash, cash equivalents and restricted cash at end of period	$534.4	$406.8

Numbers may not add precisely due to rounding.